EXHIBIT 99.1



                                  Certification
         Pursuant  to  Section  906  of  the   Sarbanes-Oxley   Act  of  2002
(Subsections (a) and (b) of Section 1350,  Chapter 63 of Title 18, United States
Code)

         Pursuant to section 906 of the  Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Synopsys, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

         The Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2003 (the "Form 10-Q") of the Company to which this Certification is attached as Exhibit 99.1 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 13, 2003


/s/ AART J. DE GEUS
Aart J. de Geus
Chief Executive Officer

Dated: June 13, 2003


/s/ STEVEN K. SHEVICK
Steven K. Shevick
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not deemed filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not to be incorporated by reference into any filing of Synopsys, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to Synopsys, Inc. and will be retained by Synopsys, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.